Exhibit 99.2

MATADOR RESOURCES COMPANY ANNOUNCES CASH TENDER OFFER FOR ITS 6.875% SENIOR NOTES DUE 2023

DALLAS—(BUSINESS WIRE)—August 7, 2018—Matador Resources Company (NYSE: MTDR) (“Matador”) announced today that it has commenced a cash tender offer to purchase any and all of its $575 million in aggregate principal amount of outstanding 6.875% Senior Notes due 2023 (CUSIP No. 576485AB2 / ISIN US576485AB26) (the “Notes”). The tender offer is being made on the terms and subject to the conditions set forth in an Offer to Purchase, dated August 7, 2018 (the “Offer to Purchase”), and related Letter of Transmittal.

The tender offer is subject to the satisfaction or waiver of certain conditions, as described in the Offer to Purchase, including the condition that Matador shall have received net proceeds from one or more debt financings sufficient to repurchase all of the Notes tendered, including the payment of all accrued and unpaid interest, and costs and expenses incurred in connection with the tender offer, as described in more detail in the Offer to Purchase.

Matador is offering to purchase Notes validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on August 20, 2018 unless extended (the “Expiration Time”) at a price of $1,053.56 for each $1,000 in principal amount of Notes (the “Tender Offer Consideration”), plus accrued and unpaid interest up to, but not including, the settlement date for the tender offer. Matador expects the settlement date to occur on August 21, 2018. Notes validly tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on August 20, 2018 (the “Withdrawal Time”). Tendered notes may not be validly withdrawn after the Withdrawal Time, except under certain limited circumstances required by law.

Concurrently with the commencement of the tender offer, Matador issued a conditional notice of redemption to holders of the Notes to redeem any and all Notes that remain outstanding after completion of the tender offer. The Notes will be redeemed at a redemption price equal to 105.156% of the aggregate principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the redemption date, which is scheduled for September 6, 2018.

Matador has engaged BofA Merrill Lynch as the Dealer Manager for the tender offer. BofA Merrill Lynch can be contacted at (888) 292-0070 (toll-free) and (980) 386-6026 (collect).

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase. Holders of Notes are urged to read the tender offer documents carefully before making any decision with respect to the tender offer. Holders may obtain copies of the Offer to Purchase and the Letter of Transmittal from Global Bondholder Services Corporation, the Tender and Information Agent for the tender offer, at (212) 430-3774 (brokers and banks) and (866) 807-2200 (all others; toll-free) or at http://gbsc-usa.com/Matador.

This press release is for information purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any of the Notes. The tender offer is being made solely pursuant to the tender offer documents, including the Offer to Purchase, that Matador is distributing to holders of the Notes. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Neither Matador, the Dealer Manager nor the Tender and Information Agent, nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward- looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, among other things, the completion of the tender offer. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Matador Resources Company

Matador Resources Company

Mac Schmitz, 972-371-5225

Capital Markets Coordinator

investors@matadorresources.com

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